EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 21, 1996 on the financial statements and schedules of Stewart & Stevenson 401(K) Savings Plan as of and for the year ended December 31, 1995, included in this Form 11-K, into the previously filed Stewart & Stevenson Services, Inc. Form S-8 Registration Statement file
No. 33-52903.


/s/ Arthur Andersen, LLP


Houston, Texas
June 26, 1996